UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2009

DIGITAL YEARBOOK, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146476	98-0546715
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N.Rainbow Blvd. # 2096 Las Vegas, Nevada 89107
(Address of principal executive offices)(Zip Code)

(913) 660-0632
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 22, 2009 the Company appointed Arunkumar Rajapandy, aged 40, as the Company’s Chief Executive Officer.  On December 15, 2008 the Company had already appointed Mr. Rajapandy as Chief Financial Officer. Mr. Rajapandy is a Chartered and Cost Accountant with 15 years of professional experience in the fields of auditing, Information Technology controls, accounting system review, SOX Controls and Project Management.  Mr. Rajapandy has expertise in costing, pricing, and closing of financial accounts.  Mr. Rajapandy is a SAP, ORACLE and BaaN certified financial consultant for implementing ERP Financial Systems as per their countries GAAP requirements.

There currently is no employment agreement between the Company and Mr. Rajapandy.

(c) Exhibits

Exhibit No.	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL YEARBOOK, INC.

Dated: January 22, 2009	By:	/s/ Arunkumar Rajapandy
Arunkumar Rajapandy
Title: Chief Executive Officer